UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2010

Warner Music Group Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

WMG Acquisition Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	333-121322	68-0576630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Co-Registrant’s under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Chief Executive Officer of Warner/Chappell Music

On January 4, 2011, Warner Music Group Corp. (“WMG”) issued a press release (the “Press Release”) announcing that, effective January 1, 2011, David Johnson ceased serving as the CEO of Warner/Chappell Music, Inc. (“Warner/Chappell”) and that veteran music industry entrepreneur Cameron Strang had been hired as his successor. Mr. Johnson will continue to serve as Chairman of Warner/Chappell until June 30, 2011, at which point Mr. Johnson will be leaving WMG and Mr. Strang will assume the additional role of Chairman of Warner/Chappell. A copy of the Press Release has been filed as Exhibit 99.1 to this Current Report on Form 8-K.

Separation Agreement of David H. Johnson

Mr. Strang’s appointment as CEO of Warner/Chappell entitled Mr. Johnson to terminate his employment agreement for “good reason.” Therefore, in order to secure Mr. Johnson’s services through the end date of his employment agreement dated as of May 14, 2008 (i.e., through June 30, 2011), on January 1, 2011, Warner/Chappell and Mr. Johnson entered into a Separation Agreement and Release (the “Separation Agreement”) in connection with Mr. Johnson’s departure from Warner/Chappell. Set forth below is a summary of the material terms of the Separation Agreement.

The Separation Agreement provides Mr. Johnson with severance payments and benefits generally consistent with those he would have been entitled to for a “good reason” termination under his employment agreement due to his change in position (although a portion of his fiscal year 2011 bonus will be subject to discretionary determination by WMG as described below). Subject to a release of claims against Warner/Chappell and its affiliates and his adherence to certain confidentiality and non-solicitation covenants, Mr. Johnson will be entitled to a cash payment in the form of salary continuation at the rate of $700,000 per year (less required withholdings) from July 1, 2011 to January 14, 2014, reflecting a total gross payment of $1,800,000 (which includes a bonus with respect to the period from October 1, 2010 to February 15, 2011 of the 2011 fiscal year in the amount of $300,000, representing a time-prorated portion of Mr. Johnson’s annual target bonus of $800,000). Consistent with Mr. Johnson’s entitlements under his employment agreement in the event of a termination for “good reason,” Mr. Johnson will also be eligible to receive a severance component attributable to his bonus for the period from February 16, 2011 to June 30, 2011, although this pro rata bonus will be determined in WMG’s sole good faith discretion at the time when fiscal year 2011 bonuses are determined for other senior executives. Any such discretionary bonus with respect to the period from February 16, 2011 to June 30, 2011 will be paid in the form of additional salary continuation severance payments commencing on January 15, 2014 at the rate of $700,000 per year (less required withholdings) until the discretionary bonus has been paid in full. Additionally, under the terms of the Separation Agreement, Mr. Johnson will be eligible to receive (1) continued participation in WMG’s group health plans until the earlier of the last day he is entitled to receive salary continuation severance payments as described above or the date he becomes eligible for another medical insurance plan (the value of continued benefit participation is estimated to be approximately $50,000 a year), (2) continued participation in WMG’s basic life insurance plan through the last day he is entitled to receive salary continuation payments as described above as if he were a full-time employee of WMG and (3) payment for any accrued and unused vacation time through June 30, 2011.

Mr. Johnson will continue to be paid at his current salary through June 30, 2011.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following Exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press Release, dated January 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Co-Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Warner Music Group Corp.

Date: January 4, 2011	By:	/s/ Paul Robinson
Paul Robinson
General Counsel

WMG Acquisition Corp.

Date: January 4, 2011	By:	/s/ Paul Robinson
Paul Robinson
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 4, 2011

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